UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2020
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 810-7800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Investment Agreement

On May 11, 2020, Agilysys, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with MAK Capital One L.L.C., a Delaware limited liability company (the “Purchaser”). Pursuant to the Investment Agreement, the Company will issue and sell 1,735,457 shares (the “Purchased Shares”) of the Series A Serial Preferred Shares, without par value (the “Convertible Preferred Stock”), to the Purchaser for an aggregate purchase price of approximately $35 million (the “Transactions”).

The Company will use the proceeds from the sale of the Purchased Shares for working capital, expenses incurred in connection with the Transactions and other general corporate purposes.

The Investment Agreement contains customary representations, warranties and covenants of the Company and the Purchaser. The consummation of the Transactions contemplated by the Investment Agreement is subject to customary closing conditions, including the accuracy of representations and warranties and the performance of all obligations contained in the Investment Agreement (in each case subject to customary materiality qualifiers). The closing will not occur prior to May 22, 2020, unless otherwise agreed by the Purchaser and the Company.

Restrictions on Transfer

Until the first anniversary of the date the Convertible Preferred Stock is initially issued, the Purchaser may not transfer any of the Purchased Shares to any person without the prior written consent of the Company, except the Purchaser may transfer Purchased Shares (i) to its controlled affiliates, (ii) pursuant to a tender or exchange offer, merger, consolidation or recapitalization involving the Company, and (iii) following commencement by the Company of a voluntary case under Title 11 of the United States Bankruptcy Code.

Standstill

The Purchaser and its affiliates will be subject to certain customary standstill provisions that will restrict them from, among other actions, acquiring additional securities of the Company if such acquisition would result in the Purchaser beneficially owning in excess of 25% of the outstanding shares of common stock of the Company, without par value (the “Common Stock”) (including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock without regard to the Ownership Limitation (as defined below)), until the later of the third anniversary of the date the Convertible Preferred Stock is initially issued and such time as the Purchaser holds of record and beneficially owns Common Stock and Convertible Preferred Stock (including all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock without regard to the Ownership Limitation) that constitute less than 10% of the outstanding Common Stock.

Voting Agreement

Under the Investment Agreement, until the third anniversary of the date the Convertible Preferred Stock is initially issued, the Purchaser has agreed to take such action as may be required so that all of the Purchased Shares and the shares of Common Stock owned by the Purchaser (including the shares of Common Stock issued upon conversion of the Purchased Shares) are: (i) voted at any stockholder meeting (a) in favor of each director nominated or recommended by the Board of Directors for election at any such meeting, and against the removal of any director who has been elected following nomination or recommendation by the Board of Directors, (b) against any stockholder nomination for a director that is not approved and recommended by the Board of Directors for election at any such meeting, (c) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (d) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (e) in favor of any merger, consolidation, sale or disposition of  substantially all of the assets of the Company or other business combination transaction involving the Company that (1) is approved and recommended by the Board of Directors, (2) provides for consideration in respect of the Convertible Preferred Stock in the form of cash or equity securities freely tradeable by a non-affiliate of the Company and registered and listed for trading on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States, (3) would not expressly require the approval of the holders of Convertible Preferred Stock (the “Holders”) under the Certificate of Amendment (as defined below), and (4) would not cause the Holders to be unable to exercise their rights, preferences or voting powers as set forth in the Certificate of Amendment; and (ii) tendered pursuant to any tender offer that (a) is approved and recommended by the Board of Directors, (b) provides for consideration in respect of the Convertible Preferred Stock in the form of cash or equity securities freely tradeable by a non-affiliate of the Company and registered and listed for trading on a national securities exchange or quoted on an established automated over-the-counter trading market in the United States, and (c) would not cause the Holders to be unable to exercise their rights, preferences or voting powers as set forth in the Certificate of Amendment.

The description of the material terms of the Investment Agreement herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement. A copy of the Investment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Investment Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Investment Agreement were made only for purposes of the Investment Agreement and as of specific dates, were solely for the benefit of the parties to the Investment Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Investment Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to shareholders. Shareholders are not third-party beneficiaries under the Investment Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Designation of Preferred Stock

The Certificate of Amendment to Amended Articles of Incorporation of the Company to be filed in connection with the Transactions contemplated by the Investment Agreement (the “Certificate of Amendment”) provides that the Convertible Preferred Stock will rank senior to the Company’s Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Upon a liquidation, dissolution or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the Holder would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Common Stock.

The Holders will be entitled to dividends on the Liquidation Preference at the rate of 5.25% per annum, payable either (i) 50% in cash and 50% in kind as an increase in the then-current Liquidation Preference or (ii) 100% in cash, at the option of the Company. The Holders are not entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis; however, certain adjustments to the Convertible Preferred Stock may be made in the event of such dividends as described further below.

On and after the fifth anniversary of the date the Convertible Preferred Stock is initially issued, the Company will have the right, and the Holders will have the right to require the Company, in each case, at the initiating party’s election, to redeem all of the then-outstanding Convertible Preferred Stock for an amount equal to the Liquidation Preference.

Each Holder will have the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $20.1676 per share (as may be adjusted from time to time, as described further below).

The Certificate of Amendment provides for customary anti-dilution adjustments to the conversion price, the Liquidation Preference and/or the number of outstanding shares of Convertible Preferred Stock for (i) any stock split, stock dividend or similar events, (ii) dividends or distributions made to equityholders of the Company to the extent such dividends or distributions are not made to the Holders, including any dividends on Common Stock, (iii) in respect of certain dilutive offerings of Common Stock or equity-linked securities occurring during the first eighteen months following the date the Convertible Preferred Stock is initially issued and (iv) repurchases or redemptions of Common Stock at a price greater than fair market value. Certain of the anti-dilution adjustments are limited by a minimum price floor of $18.09 based on the average closing price for the Company’s Common Stock for the five trading days immediately preceding the date of the Investment Agreement as detailed in the Certificate of Amendment.

Pursuant to the terms of the Certificate of Amendment, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Stockholder Approval”), no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that such conversion would result in the Holder beneficially owning in excess of 19.9% of then-outstanding Common Stock or aggregate voting power of the Company (such limitation, the “Ownership Limitation”) and any portion in excess of such limitation will remain outstanding as Convertible Preferred Stock. Under certain circumstances, the anti-dilution adjustment may result in the issuance of additional shares of Convertible Common Stock, but such issuance will not be made if and solely to the extent such issuance would result in the Holder beneficially owning in excess of 19.9% of the aggregate voting power of the Company. The Company will have the right to settle, in whole or in part, any conversion at the request of a Holder in cash.

Subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the election to convert, the daily volume-weighted average price of the Common Stock is at least 150% of the conversion price.

The Holders will be entitled to one vote for each share of Convertible Preferred Stock upon all matters presented to the stockholders of the Company, and except as otherwise provided by the Amended Articles of Incorporation of the Company (the “Articles of Incorporation”) or required by law, the Holders and holders of Common Stock will vote together as one class on all matters. Additionally, certain matters will require the approval of two-thirds of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amendments, alterations, repeal or changes to the rights, preferences or privileges of the Convertible Preferred Stock, (ii) the authorization, creation, increase in the authorized amount of, or issuance of any class or series of senior or parity equity securities or any security convertible into shares of senior or parity equity securities, (iii) amendments, modifications or repeal of any provision of the Articles of Incorporation or the Amended Code of Regulations of the Company that would adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock and (iv) certain business combinations and binding or statutory share exchanges or reclassification involving the Convertible Preferred Stock unless such events do not adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock.

If the Company undergoes a Change of Control (as defined in the Certificate of Amendment), the Company has the right, and each Holder has the right, in each case, at the initiating party’s election, to require the Company to repurchase all or a portion of its then-outstanding shares of Convertible Preferred Stock for cash consideration equal to (i) 150% of the then-current Liquidation Preference for a Change of Control occurring prior to the third anniversary of the date the Convertible Preferred Stock is initially issued, (ii) 125% of the then-current Liquidation Preference for a Change of Control occurring on or following the third anniversary and prior to the fifth anniversary of the date the Convertible Preferred Stock is initially issued and (iii) 100% of the then-current Liquidation Preference for  a Change of Control occurring on or following the fifth anniversary of the date the Convertible Preferred Stock is initially issued.

Registration Rights Agreement

As part of the Transactions contemplated by the Investment Agreement, the Company and the Purchaser will also enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will grant the Purchaser certain registration rights. Under the Registration Rights Agreement, the Company will be required to use its reasonable best efforts to cause the registration of the Common Stock issued upon conversion of the Purchased Shares.

Item 3.02          Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the Investment Agreement, the Company has agreed to sell to the Purchaser 1,735,457 shares of Convertible Preferred Stock. The offer and sale of the shares of Convertible Preferred Stock through the Investment Agreement are being made in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The shares of Common Stock issuable upon conversion of shares of the Convertible Preferred Stock will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01          Financial Statements and Exhibits.
(d)            Exhibits.

Exhibit Number	Description

10.1	Investment Agreement, dated May 11, 2020, by and between Agilysys, Inc. and MAK Capital One L.L.C.

 Forward-Looking Language
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company makes regarding the effect of the investment on its business and financial position and its ability to increase its competitive advantage and to carry forward its innovation and other growth initiatives.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risk that the consummation of the Transactions may be delayed or may not occur due to the failure to satisfy customary closing conditions related to the Transactions; the effect of the COVID-19 pandemic on its business and the success of any measures the Company has taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: May 13, 2020